EXHIBIT 10.12

CITY OF OSCEOLA, ARKANSAS

and

PLUM POINT ENERGY ASSOCIATES, LLC

LOAN AGREEMENT

Dated as of April 1, 2006

LOAN AGREEMENT

TABLE OF CONTENTS

(This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of April 1, 2006, by and between CITY OF OSCEOLA, ARKANSAS, a municipality organized and existing under the laws of the State of Arkansas (the “Issuer”), and PLUM POINT ENERGY ASSOCIATES, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware (the “Company”).

W I T N E S S E T H:

WHEREAS, the Issuer is authorized and empowered under the laws of the State of Arkansas, including particularly Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the “Act”), to issue revenue bonds and to expend the proceeds thereof to finance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

WHEREAS, the Company’s undivided interest in certain sewage and solid waste disposal facilities (the “Project”) are being acquired, constructed and equipped by or on behalf of the Company at the Plum Point Energy Station (the “Plant”) of the Company and others to be located within or near the Issuer; and

WHEREAS, at the request of the Company and in furtherance of the purposes of the Act, the Issuer proposes to issue its revenue bonds under the Act in the aggregate principal amount of $100,000,000 (identified in Article I hereof and referred to herein as the “Bonds”), and to loan the proceeds thereof to the Company upon the terms and conditions set forth herein, for the purpose of financing the cost of acquiring, constructing and equipping the Project;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. In addition to the words and terms elsewhere defined in this Loan Agreement, the following words and terms as used in this Loan Agreement shall have the following meanings unless the context or use indicates another or different meaning:

“Act” — Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated, as enacted and amended from time to time.

“Alternate Credit Enhancement” or “Alternate Liquidity Facility” — A letter of credit, insurance policy, line of credit, surety bond, standby purchase agreement or other security or liquidity instrument, as the case may be, issued in accordance with the terms of the Indenture as a replacement or substitute for any Credit Enhancement or Liquidity Facility, as applicable, then in effect.

“Bond Counsel” — Any firm of nationally recognized municipal bond attorneys selected by the Company, acceptable to the Issuer and the Trustee, and experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for Federal income tax purposes.

“Bonds” — City of Osceola, Arkansas Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006, in the aggregate principal amount of $100,000,000, issued under and secured by the Indenture.

“Bond Fund” — The fund by that name created and established in Section 6.1 of the Indenture.

“Business Day” — Any business day other than (i) a Saturday or Sunday, or (ii) a day on which the Trustee, the Paying Agent, or the Remarketing Agent is required or authorized to be closed, or (iii) a day on which the office of the Credit Provider or Liquidity Provider at which certificates and demands for payment are required to be presented under the Credit Enhancement or Liquidity Facility is required or authorized to be closed, or (iv) a day on which the New York Stock Exchange, Inc. is closed.

“Clearing Fund” — The fund by that name created and established in Section 7.1 of the Indenture.

“Clerk” — The person holding the office and performing the duties of City Clerk of the Issuer.

“Collateral Agent” — (i) Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the secured parties under the Company Credit Facility, or (ii) any other Person so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Collateral Agent known as such to the Trustee and the Credit Provider.

“Company” — Plum Point Energy Associates, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its permitted successors and assigns hereunder.

“Company Credit Facility” — (i) The Credit Agreement dated as of March 14, 2006, among the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, as collateral agent, and as issuing bank, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, as joint lead arrangers and joint lead bookrunners, the party named therein as syndication agent, the party named therein as documentation agent, and the Company, and any amendments and supplements thereto, or (ii) any other credit agreement, loan agreement, indenture, or similar agreement entered into by the Company for the purpose of borrowing money or securing indebtedness of the Company which refunds or replaces the initial Company Credit Facility described in clause (i) of this definition.

“Company Credit Facility Construction Account” — (i) The account of the Company entitled “Plum Point Construction Account” and numbered 10226008.1 maintained with JPMorgan Chase Bank, N.A., in its capacity as depositary agent, bank and securities intermediary for the secured parties under the initial Company Credit Facility, or (ii) any other account so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Collateral Agent known as such to the Trustee and the Credit Provider.

“Company Credit Facility Revenue Account” — (i) The account of the Company entitled “Plum Point Revenue Account” and numbered 10226008.2 maintained with JPMorgan Chase Bank, N.A., in its capacity as depositary agent, bank and securities intermediary for the secured parties under the initial Company Credit Facility, or (ii) any other account so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Collateral Agent known as such to the Trustee and the Credit Provider.

“Company Representative” — A person at the time designated to act on behalf of the Company for purposes of the Indenture by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of Company by any of its officers. The certificate may designate an alternate or alternates.

“Completion Date” — The date of completion of the acquisition, construction and equipping of the Project, as that date shall be determined by the Company and certified as provided in Section 3.4 hereof.

“Construction Fund” — The fund by that name created and established in Section 7.1 of the Indenture.

“Credit Enhancement” — A letter of credit, insurance policy, surety bond, line of credit or other instrument then in effect which secures or guarantees the payment of principal of and interest on the Bonds.

“Credit Provider” — Any bank, insurance company, pension fund or other financial institution which provides a Credit Enhancement or Alternate Credit Enhancement for the Bonds. A Credit Provider also may be the Liquidity Provider. For any period during which the Company Credit Facility is in effect, the term “Credit Provider” as used herein shall refer to and mean the Issuing Bank. The initial Credit Provider shall be Credit Suisse, New York Branch.

“Credit Provider Failure” or “Liquidity Provider Failure” — A failure of the Credit Provider or Liquidity Provider, as applicable, to pay a properly presented and conforming draw or request for advance under the Credit Enhancement or Liquidity Facility, as applicable, or the filing or commencement of any bankruptcy or insolvency proceedings by or against the Credit Provider or Liquidity Provider, as applicable, or the Credit Provider or Liquidity Provider, as applicable, shall declare a moratorium on the payment of its unsecured debt obligations or shall repudiate the Credit Enhancement or Liquidity Facility, as applicable.

“Event of Default” — Any event of default specified in Section 9.1 hereof.

“Indenture” — The Trust Indenture dated as of April 1, 2006, by and between Issuer and Trustee, securing the Bonds, and any amendments and supplements thereto.

“Issuer” — City of Osceola, Arkansas, a municipality organized and existing under the laws of the State of Arkansas, and its successors and assigns.

“Issuing Bank” — (i) Credit Suisse, New York Branch, as issuing bank under the Company Credit Facility, or (ii) any other Person so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Issuing Bank known as such to the Trustee.

“Liquidity Facility” — Any letter of credit, line of credit, standby purchase agreement or other instrument then in effect which provides for the payment of the purchase price of Bonds upon the tender thereof in the event remarketing proceeds are insufficient therefor.

“Liquidity Provider” — Any bank, insurance company, pension fund or other financial institution which provides a Liquidity Facility or Alternate Liquidity Facility for the Bonds. A Liquidity Provider also may be the Credit Provider.

“Loan Agreement” — This Loan Agreement and any amendments and supplements hereto.

“Loan Payments” — All amounts required to be paid by the Company to the Issuer (and the Trustee as the assignee of the Issuer) pursuant to Section 5.2 of this Loan Agreement.

“Mayor” — The person holding the office and performing the duties of the Mayor of the Issuer.

“Maximum Rate” — The lesser of (i) the rate of ten and three-quarters percent (10 3/4%) per annum or such higher rate of interest as the Trustee may accept, based upon an opinion of Bond Counsel, to the effect that such higher rate is not greater than the maximum rate permitted by applicable law, or (ii) the maximum rate per annum, specified therein, upon which there has been calculated the amount available to be drawn on the Credit Facility to pay interest on the Bonds.

“Outstanding” — When used with reference to the Bonds, as of any particular date, the aggregate of all Bonds authenticated and delivered under the Indenture, except:

(a) Bonds canceled at or prior to such date or delivered to or acquired by the Trustee prior to such date for cancellation;

(b) Bonds deemed to be paid in accordance with Article X of the Indenture;

(c) Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture; and

(d) On or after any Purchase Date, Bonds tendered or deemed tendered provided moneys sufficient to pay the Purchase Price thereof on such Purchase Date shall be available in the Purchase Fund for such purpose.

“Paying Agent” — The commercial bank, trust company or other entity which may from time to time be appointed to serve as Paying Agent as provided in Section 12.12 of the Indenture. Until such time as an alternate Paying Agent is appointed, the Paying Agent shall be the Trustee.

“Plant” — The approximately 665 megawatt coal-fired electric generation plant jointly leased by the Company and others from the Issuer in connection with industrial development revenue bonds issued by the Issuer to be located on a site adjacent to the Mississippi River within or near the Issuer and known as the Plum Point Energy Station.

“Project” — The Company’s undivided interest (which may be a leasehold interest) in the land, the buildings, structures and other improvements, and those items of fixtures, machinery, equipment and other tangible personal property acquired, constructed and equipped, in whole or in part, with the proceeds of the Bonds (including any changes in, additions to, substitutions for or deletions of facilities or portions thereof made under Section 3.3 hereof). As presently contemplated by the existing plans and specifications prepared by or on behalf of the Company, the Project is generally described in Exhibit A hereto.

“Project Costs” — All costs and expenses incurred with respect to the development, financing, design, engineering, acquisition, equipping, construction, assembly, inspection, testing, completion and start-up of the Project, including, without limitation:

(a) obligations of the Company incurred for labor and materials (including obligations payable to the Company) in connection with the acquisition, construction or equipping of the Project, including reimbursement to the Company or its affiliates for all advances and payments (including interest) made prior to or after delivery of the Bonds;

(b) the cost of performance or other bonds and any and all types of insurance that may be necessary or appropriate to have in effect during the course of construction of the Project;

(c) all costs of engineering and architectural services, including the costs of the Company for test borings, surveys, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent to the proper construction of the Project;

(d) all expenses incurred in connection with the issuance of the Bonds, including, without limitation, compensation and expenses of the Trustee, compensation to any financial consultants or underwriters, legal fees and expenses, costs of printing, and recording and filing fees;

(e) all fees for examination of title or title insurance, and for recording this Loan Agreement and the Indenture or filing any financing statements;

(f) any sums required to reimburse the Company for advances (including interest) made by either of them or any of the Company’s affiliates for any of the above items or for any other costs incurred and for work done by either of them or any of the Company’s affiliates which are properly chargeable to the Project;

(g) all costs which the Company shall be required to pay, under the terms of any contract or contracts, for the acquisition, construction, installation or equipping of the Project; and

(h) interest on the Bonds prior to the Completion Date.

“Reimbursement Agreement” — Any reimbursement agreement, credit agreement, line of credit agreement, standby purchase agreement or other agreement, by and between the Credit Provider or Liquidity Provider, as applicable, and the Company, pursuant to which the Credit Enhancement, Liquidity Facility, Alternate Credit Enhancement, or Alternate Liquidity Facility is issued or provided. The Company Credit Facility shall be the initial Reimbursement Agreement.

“Remarketing Agent” — Goldman Sachs & Co., or any other investment banking firm which may be substituted in its place as provided in Section 13.1 of the Indenture.

“Trustee” — The commercial bank, trust company or other entity which may from time to time be appointed to serve as Trustee under the provisions of the Indenture or by operation of law. The initial Trustee shall be Regions Bank, Little Rock, Arkansas.

Capitalized terms used but not defined in this Loan Agreement shall have the meanings given to them in the Indenture or, if such terms are not defined in the Indenture, the meanings given to them in the Company Credit Facility.

Section 1.2. Use of Words and Phrases. “Herein”, “hereby”, “hereunder”, “hereof”, “hereinabove”, “hereinafter”, and other equivalent words and phrases refer to this Loan Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. The term “including” shall mean “including without limitation.”

ARTICLE II

REPRESENTATIONS

Section 2.1. Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings herein contained:

(a) The Issuer is a municipality duly organized and existing under the laws of the State of Arkansas.

(b) The Issuer has the power to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder. By proper action of the governing body of the Issuer, the Issuer has been duly authorized to execute and deliver this Loan Agreement.

(c) The Issuer has not and will not except as otherwise required by mandatory provisions of law, assign its interest in this Loan Agreement other than to secure the Bonds.

(d) The acquiring, constructing and equipping of the Project will promote the securing and developing of industry and will thereby further the public purposes of the Act.

Section 2.2. Representations and Warranties of the Company. The Company makes the following representations and warranties as the basis for the undertakings herein contained:

(a) The Company is a limited liability company duly organized under the laws of the State of Delaware and is in good standing under the laws of such state, is duly authorized to do business in the State of Arkansas and is in good standing under the laws of such state, has all requisite limited liability company power and authority, and has, or will when required have, the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted in respect of the Project, has the power under its Operating Agreement to enter into this Loan Agreement and perform its obligations hereunder, and has duly authorized the execution and delivery of this Loan Agreement by proper corporate action.

(b) The Project is of the type authorized and permitted by the Act, and the Company intends to operate the Project to the expiration or earlier termination of this Loan Agreement for solid waste disposal purposes.

(c) Estimated Project Costs have been determined in accordance with sound engineering and accounting principles, and the Company estimates that all of the proceeds of the Bonds will be expended to pay such Project Costs.

(d) Neither the execution and delivery of this Loan Agreement, the consummation of the transactions contemplated hereby, nor the compliance with the terms and conditions of this

Loan Agreement conflicts with or results in a breach of the terms, conditions or provisions of any agreement or instrument to which Company is now a party or by which Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever (other than Permitted Liens) upon any of the property or assets of the Company.

(e) All representations and warranties of the Company contained in any certificate required to be given in connection with the issuance of the Bonds will be true and correct in all material respects as of the date of such certificate.

(f) This Loan Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(g) No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with (i) the due execution, delivery and performance by the Company of this Loan Agreement, or (ii) the construction and operation of the Project as contemplated by this Loan Agreement (other than any such action, consent, approval, registration, filing, Permit or notice which is not material) except (A) such as have been made or obtained and are in full force and effect, (B) any Permits referred to in Section 3.12(b) of the Company Credit Facility, and (C) as provided in Section 5.17 of the Company Credit Facility.

(h) There are no pending, or, to the knowledge of the Company, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which the Company or, to the knowledge of the Company, the Project or the Site is a party or is subject, or by which any of them or any of their properties or the Project are bound, which would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations hereunder.

ARTICLE III

THE PROJECT

Section 3.1. Acquiring, Constructing and Equipping of the Project. The Company shall cause the Project to be acquired, constructed and equipped with all reasonable dispatch in order to effectuate the purposes of the Act. The Company shall have the sole responsibility under this Loan Agreement for the acquiring, constructing and equipping of the Project and may perform the same itself or through its agents, and may make or issue such contracts, orders, receipts and instructions, and in general do or cause to be done all such other things as it may in its sole discretion consider requisite or advisable for the acquiring, construction and equipping of the Project and for fulfilling its obligations under this Article III. The Company shall have full authority and the sole right under this Loan Agreement to supervise and control, directly or indirectly, all aspects of the acquiring, constructing and equipping of the Project.

Section 3.2. Company Required to Pay in Event Proceeds of Bonds Insufficient. In the event the proceeds of the issuance and sale of the Bonds available for payment of Project Costs should not be sufficient to pay the Project Costs in full, the Company agrees to complete the Project and to pay that portion of the Project Costs in excess of the moneys available therefor from the proceeds of the Bonds. The Issuer does not make any warranty, either expressed or implied, that the proceeds of the issuance and sale of the Bonds available for payment of Project Costs will be sufficient to pay all of the Project Costs. The Company agrees that if after exhaustion of Bond proceeds the Company should pay any portion of the Project Costs pursuant to the provisions of this Section, the Company shall not be entitled to reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall the Company be entitled to any diminution of the amounts payable under Section 5.2 hereof.

Section 3.3. Revision of Scope, Plans, Schedule and Specifications. Subject to the Company Credit Facilities, the Company may revise the scope, plans, schedule and specifications for the Project at any time and from time to time in any respect, including, without limitation, any changes therein, additions thereto, substitutions therefor and deletions therefrom; provided, however, that no such revision shall materially impair the effective use of the Project contemplated by this Loan Agreement, shall render inaccurate any of the representations contained in Section 2.2 hereof, or shall result in a violation of any of the covenants contained in Section 6.7 hereof; and provided, further, that no such revision shall result in a change in the description of the Project in Exhibit A hereto, unless the Company shall have theretofore delivered to the Trustee a Favorable Opinion of Bond Counsel.

Section 3.4. Certification of Completion Date. Promptly after the Completion Date, the Company shall submit to the Issuer and the Trustee a certificate, executed by a Company Representative, which shall (a) specify the Completion Date, (b) state that acquisition, construction and equipment of the Project has been completed and the Project Costs have been paid or set aside for payment, except for any Project Costs which have been incurred but are not then due and payable or the liability for the payment of which is being contested or disputed by the Company, and (c) state that not less than 95% of the net proceeds of the Bonds (within the meaning of Section 142(a) of the Code) have been expended (i) for proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which are, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, and (ii) to provide sewage and solid waste disposal facilities within the meaning of Section 142(a)(5) and (6) of the Code and regulations thereunder. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

ARTICLE IV

ISSUANCE OF THE BONDS

Section 4.1. Issuance of the Bonds. The Issuer shall issue the Bonds under and in accordance with the Indenture. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

Section 4.2. Disposition of Bond Proceeds. (a) The net proceeds from the issuance and sale of the Bonds shall be deposited into the Clearing Fund and the Construction Fund in accordance with the provisions of Section 7.2 of the Indenture.

(b) Moneys in the Clearing Fund shall be disbursed for payment of the fee and expenses of Goldman, Sachs & Co. in connection with the issuance of the Bonds.

(c) Moneys in the Construction Fund shall be disbursed from time to time for direct payment of Project Costs, for reimbursement of Project Costs paid by the Company or its affiliates, or for payment to the Company Credit Facility Construction Account, all in accordance with and pursuant to requisitions as provided in Section 7.2 of the Indenture. The Company hereby covenants and agrees that all payments from the Construction Fund to the Company Credit Facility Construction Account shall be promptly expended for the payment of Project Costs.

ARTICLE V

LOAN PROVISIONS

Section 5.1. Loan of Bond Proceeds. Concurrently with the sale and delivery of the Bonds, the Issuer covenants and agrees that it will, upon the terms and conditions in this Loan Agreement, lend to the Company an amount equal to the aggregate principal amount of the Bonds to finance Project Costs for the Company. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in this Loan Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article IV hereof. The Bonds may be sold by the Issuer, with the consent of the Company, at a discount from their principal amount. If the Issuer does sell Bonds at a discount, the amount of such discount shall be deemed to have been loaned to the Company pursuant to the terms and conditions hereof.

Section 5.2. Loan Payments and Payment of Other Amounts Payable. (a) On or before any date that principal of or interest on the Bonds is due as set forth in the Indenture and the date of final payment of the principal of and interest on the Bonds or any date fixed for the redemption of any or all of the Bonds pursuant to the Indenture, the Company covenants and agrees to pay or to cause to be paid in lawful money of the United States of America to the Trustee, as Loan Payments, a sum equal to the amount payable on such payment date as principal (whether at maturity, upon redemption or otherwise) of and interest on the Bonds as provided in the Indenture. Each payment made pursuant to this Section shall be made in immediately available funds at the principal corporate trust office of the Trustee during normal banking hours.

In the event that the payment of the principal of and accrued interest on the Bonds is accelerated under Section 11.2 of the Indenture, the Company covenants and agrees to pay, or cause to be paid, to the Trustee as provided above a sum equal to all the principal of and interest on the Bonds then outstanding.

Each payment pursuant to this Section shall at all times be sufficient to pay the amount of principal (whether at maturity, upon redemption or otherwise) or Purchase Price of and interest payable on the Bonds on the date that such payment is due. Upon and after the payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Trustee and Paying Agents (if any) in accordance with the Indenture, and (iii) all other amounts required to be paid under this Loan Agreement and the Indenture, the Company shall not be obligated to make any further payments under the provisions of this Section.

The Company shall receive as a credit against its obligations to make the payments described in this Section 5.2(a) all payments made by the Credit Provider under the Credit Enhancement or any Alternate Credit Enhancement, as applicable, and the Company may make any payment in respect of which it receives such a credit to the Credit Provider in respect of its reimbursement obligations under such Credit Enhancement or Alternate Credit Enhancement, as applicable.

(b) The Company agrees to pay the fees, charges and reasonable and necessary expenses, including reasonable attorneys’ fees, of the Trustee, the Remarketing Agent, the Tender Agent, and any Paying Agent incurred in connection with this Loan Agreement, the Indenture, and any transaction or event contemplated by this Loan Agreement or the Indenture.

(c) The Company agrees to pay or cause to be paid, promptly upon receipt of an invoice therefor (with reasonable supporting documentation) from the Issuer, the reasonable and necessary expenses incurred by the Issuer with respect to this Loan Agreement, the Indenture, and any transaction or event contemplated by this Loan Agreement or the Indenture, which are not otherwise required to be paid by the Company under the terms of this Loan Agreement.

(d) The Company agrees to pay to the Tender Agent amounts equal to the amounts to be paid by the Tender Agent with respect to the Purchase Price of Bonds pursuant to Section 4.4 of the Indenture, such amounts to be paid by the Company to the Trustee on the dates such payments pursuant to Section 4.4 of the Indenture are to be made; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of moneys available for such payment under clause (a) or (b) of Section 4.4 of the Indenture, and the Company may make any such payment to the Liquidity Provider in respect of its reimbursement obligations under the applicable Liquidity Facility or Alternate Liquidity Facility drawn to make any such payment under clause (b) of Section 4.4 of the Indenture.

(e) In the event the Company should fail to make, or cause to be made, any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid.

Section 5.3. No Defense or Set-off — Unconditional Obligation. The obligations of the Company to make the payments required in Section 5.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any right of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee (other than due to the prior payment of any amounts by a draw on the Credit Enhancement by the Trustee), and the Company shall pay absolutely net during the term of this Loan Agreement the payments to be made as prescribed in Section 5.2 and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 5.2 hereof; (ii) will perform and observe all of its other agreements contained in this Loan Agreement; and (iii) except as provided in Article IX hereof, will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State of Arkansas or any political subdivision of such state, or any failure of the Issuer or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement or the Indenture.

Section 5.4. Credit Enhancement and Liquidity Facility. Simultaneously with the original issuance and delivery of the Bonds, the Company shall provide for the issuance and delivery of the Credit Enhancement and the Liquidity Facility conforming with the requirements of the Indenture to the Trustee. Except for any period during which the Bonds are in the Fixed Rate Mode, the Company shall (i) cause the Credit Provider to provide one or more extensions of the Credit Enhancement, (ii) cause the Liquidity Provider to provide one or more extensions of the Liquidity Facility, or (iii) provide at any time for the delivery to the Trustee of an Alternate Credit Enhancement or Alternate Liquidity Facility, in each case in accordance with the provisions of Section 4.8 of the Indenture. Except for any period during which the Bonds are in the Fixed Rate Mode, failure to provide an Alternate Credit Enhancement or Alternate Liquidity Facility or to secure an extension of the Credit Enhancement or Liquidity Facility then in effect, shall result in mandatory purchase of the Bonds as provided in Section 4.2 of the Indenture. The Company hereby authorizes and directs the Trustee to draw moneys under the Credit Enhancement and the Liquidity Facility and any Alternate Credit Enhancement and Alternate Liquidity Facility, as applicable, in accordance with the provisions thereof and of the Indenture.

ARTICLE VI

SPECIAL COVENANTS AND AGREEMENTS

Section 6.1. Maintenance of Corporate Existence. The Company agrees that it will do all things necessary to preserve and keep in full force and effect and in good standing its existence, material rights and material franchises under the laws of the state of its organization and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into any other entity or permit one or more other entities to consolidate with or merge into it, except the Company may, without violating the foregoing, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or transfer (other than by way of an assignment as security for obligations of the Company) all or substantially all of its assets to another entity (thereafter dissolving or not dissolving as it may elect), subject, however, to the conditions that (a) the entity surviving such merger or resulting from such consolidation, or the entity to which all or substantially all of the assets of the Company are transferred, as the case may be, shall (i) qualify to do business in the State of Arkansas under the laws thereof and (ii) assume in writing all of the obligations of the Company hereunder, (b) the Company shall have theretofore obtained the written consent of the Credit Provider, and (c) the Company shall have theretofore delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel. Upon and after such consolidation, merger or transfer meeting the foregoing conditions, the Company shall be relieved from liability for its obligations hereunder.

Section 6.2. Release and Indemnification Covenants. (a) The Company shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project during the term of this Loan Agreement from (i) any condition of the Project, (ii) any breach or default on the part of the Company in the performance of any of its obligations under this Loan Agreement, (iii) any act or negligence of the Company or any of its agents, contractors, servants, employees or licensees or (iv) any act or negligence of any assignee or sublessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Company. The Company shall indemnify and save the Issuer and the Trustee harmless from any such claim arising as aforesaid from (i), (ii), (iii) or (iv) above, or in connection with any action or proceeding brought thereon, and upon notice from the Issuer or the Trustee, the Company shall defend them or any of them in any such action or proceeding. Notwithstanding the foregoing, neither the Issuer nor the Trustee shall be entitled to indemnification for any claim arising out of its own gross negligence or willful misconduct.

(b) Notwithstanding the fact that it is the intention of the parties that the Issuer shall not incur pecuniary liability by reason of the terms of this Loan Agreement, or the undertakings required of the Issuer hereunder by reason of the issuance of the Bonds, the execution of the Indenture, the performance of any act required of the Issuer by this Loan Agreement, or the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims by or on behalf of any person, firm or corporation or other legal entity arising out of the same, and all reasonable costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon written notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding. Notwithstanding the foregoing, neither the Issuer nor the Trustee shall be entitled to indemnification for any claim arising out of its own gross negligence or willful misconduct.

Section 6.3. Qualification of Company in Arkansas. The Company agrees that throughout the term of this Loan Agreement it will be qualified to do business in the State of Arkansas.

Section 6.4. Permits or Licenses. In the event that it may be necessary for the proper performance of this Loan Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

Section 6.5. Access to Project. The Issuer and the Trustee shall have the right, upon reasonable advance notice to the Company, to have reasonable access to the Project and the books and records of the Company with respect to the Project during normal business hours for the purpose of ascertaining the Company’s compliance with the terms and conditions hereof. In making such inspections, the Issuer and the Trustee will observe the Company’s prevailing security and safety arrangements. Nothing contained in this Section 6.5 or in any other provision of this Loan Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how or other proprietary information of the Company, and prior to any such inspection the Company may require the Issuer and the Trustee to enter into a confidentiality agreement in form and substance satisfactory to the Company with respect to any information involving the confidential know-how or other proprietary information of the Company.

Section 6.6. Recordation and Filing. The Company covenants that it will cause the Indenture and this Loan Agreement, such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the owners of the Bonds and the rights of Trustee under such instruments, and to perfect the security interest created by the Indenture.

Section 6.7. Tax Exempt Status of Bonds. The Company covenants and agrees that it will not take or authorize or permit any action to be taken and has not taken or authorized or permitted any action to be taken which results in interest paid on the Bonds being included in gross income for purposes of federal income taxes. Without limiting the generality of the foregoing, the Company further covenants and agrees as follows:

(a) No portion of the proceeds of the Bonds will be used to reimburse the Company for expenditures made earlier than sixty (60) days prior to November 21, 2005, except for the following: (i) costs of issuance of the Bonds; (ii) preliminary expenditures up to an amount not in excess of 20% of the aggregate issue price of the Bonds consisting of architectural, engineering, surveying, soil testing, reimbursement bond issuance, and similar costs that are incurred prior to commencement of acquisition, construction, or rehabilitation of a project, other than land acquisition, site preparation, and similar costs incident to commencement of construction; and (iii) an additional amount not in excess of the lesser of $100,000 and 5% of the proceeds of the Bonds.

(b) No portion of the proceeds of the Bonds will be used to reimburse the Company for expenditures made with respect to any portion of the Project (i) more than 18 months prior to such reimbursement, or (ii) more than 18 months after such portion of the Project has been placed in service or abandoned, whichever is later, but in no event more than 3 years after the original expenditure was paid.

(c) Not less than 95% of the net proceeds of the Bonds (within the meaning of Section 142(a) of the Code) have been expended or are anticipated to be expended (i) for Project Costs which constitute proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which will be, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, and (ii) to provide sewage and solid waste disposal facilities within the meaning of Section 142(a)(5) and (6) of the Code and regulations thereunder.

(d) The average maturity of the Bonds (within the meaning of Section 147(b) of the Code and regulations thereunder) will not exceed 120% of the average reasonably expected economic life of the facilities being financed with the proceeds of the Bonds (within the meaning of Section 147(b) of the Code and regulations thereunder), determined with respect to any facility as of the later of the date on which the Bonds are issued or the date on which the facility was placed in service.

(e) No changes shall be made in the Project which in any way impairs the exemption of interest on any of the Bonds from federal income taxation.

(f) Within fifteen (15) days of the date of issuance of the Bonds, there neither have been nor will be any “private activity bonds” (within the meaning of Section 141(a) of the Code) sold to finance or refinance facilities of the Company or any “related person” (within the meaning of Section 147(a)(2) of the Code) under a common plan of marketing, at substantially the same rate of interest, and for which a common or pooled security will be used or available to pay debt service.

(g) No portion of the proceeds of the Bonds will be used to provide or acquire any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(h) With respect to any portion of the Project being acquired by the Company the first use of which was not solely with the Company within the meaning of Section 147(d) of the Code (“Existing Property”), the Company shall make expenditures to rehabilitate such Existing Property equaling or exceeding 15% (in the case of the building or buildings comprising the Existing Property) or 100% (in the case of facilities other than a building) of the cost of acquiring such Existing Property. Such rehabilitation expenditures shall consist solely of amounts properly chargeable to capital account which are incurred by the Company. The term “rehabilitation expenditures” does not include any expenditure attributable to the enlargement of the Existing Property or any other expenditure described in Section 47(c)(2)(B) of the Code. All such rehabilitation expenditures shall be incurred by the Company within two years after the later of (i) the date on which the Existing Property was acquired, or (ii) the date of issuance of the Bonds.

(i) Less than 25% of the net proceeds of the Bonds shall be used (directly or indirectly) for the acquisition of land (or an interest therein), and no portion of the proceeds of the Bonds shall be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes.

(j) No action shall be taken that will cause the Bonds to be “federally guaranteed” as defined in Section 149(b) of the Code.

(k) No portion of the Bond proceeds, including any underwriting discount, in excess of the 2% of the proceeds thereof (within the meaning of Section 147(g) of the Code and regulations thereunder) will be used to finance costs of issuance of the Bonds.

(l) The Company shall comply with all covenants contained in any certificate required to be given by the Company in connection with the issuance of the Bonds pertaining to the tax exempt status of the interest paid on the Bonds.

The covenants and agreements contained in this Section 6.7 shall survive any termination of this Loan Agreement.

Section 6.8. Arbitrage Covenant. The Issuer and the Company covenant that no use of the proceeds of the Bonds or the earnings thereon will be made or directed, and no other action will be taken, which would cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code. The Company further covenants that (a) all actions with respect to the

Bonds required by Section 148(f) of the Code shall be taken, (b) it shall make the determinations required by subsection (a) of Section 8.3 of the Indenture and promptly notify the Trustee of the same, together with supporting calculations, and (c) it shall within forty (40) days after (i) each anniversary of the date of initial authentication and delivery of the Bonds, unless the final payment, whether upon redemption in whole or at maturity, of the Bonds shall have occurred prior to such anniversary, and (ii) such final payment, file with the Trustee a statement signed by the Company to the effect that the Company is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations and directing the Trustee to pay to the United States the amount or amounts subject to rebate under Section 148(f) of the Code; provided, however, that if the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that no further action by the Company is required for such compliance with respect to the Bonds, the Company shall not thereafter be required to deliver any such statements or calculations.

Section 6.9. Usury Covenant. The Company covenants and agrees that it will not take or authorize or permit any action to be taken and has not taken or authorized or permitted any action to be taken which results in interest paid on the outstanding principal amount of the Bonds, together with all other payments to the owners of the Bonds which are required to be included as interest on the Bonds under applicable usury law, at a rate per annum greater than the Maximum Rate. This covenant shall survive the termination of this Loan Agreement.

Section 6.10. Continuing Disclosure. In the event the Bonds are converted to a Mode which will make the Bonds subject to Rule 15c2-12 promulgated under the Securities Act of 1934, as amended, the Company covenants and agrees that it will execute a continuing disclosure undertaking satisfying the requirements of such Rule and shall cooperate with the Remarketing Agent and any Underwriter (as defined in such Rule) in satisfying the requirements of such Rule, as the same may from time to time be amended and supplemented.

ARTICLE VII

ASSIGNMENT, LEASING AND SELLING

Section 7.1. Conditions. The Company’s interest in this Loan Agreement may be assigned in whole or in part, and the Project may be leased, subleased, or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the conditions that (a) no assignment, lease, sublease, or sale shall relieve the Company from liability for its obligations hereunder, other than (i) those obligations relating to the utilization of the Premises which obligations, to the extent of the interest assigned, leased, subleased, or sold, shall be deemed to be satisfied and discharged, and (ii) as described in Section 6.1 hereof, and (b) the Company shall have theretofore obtained the written consent of the Credit Provider or shall have certified to the Issuer that no such consent is required, and (c) the Company shall have theretofore delivered to the Issuer and the Trustee a Favorable Opinion of Bond Counsel.

Section 7.2. Instrument Furnished to Trustee. The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease, sublease, or sale.

Section 7.3. Limitation. This Loan Agreement shall not be assigned nor shall the Project be leased, subleased or sold, in whole or in part, except as provided in this Article VII or in Section 5.4 or 6.1 hereof.

Section 7.4. Assignment of Issuer’s Rights. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer’s rights under this Loan Agreement (except for the Issuer’s rights under Sections 5.2(c), 6.2, 6.5 and 9.5 hereof and any rights of the Issuer to receive notices, certificates, or other communications hereunder), including the right to receive payments hereunder and the proceeds thereof, and hereby directs the Company to make said payments, or to cause said payments to be made, directly to the Trustee. The Company herewith consents to such assignment and will make payments, or cause payments to be made, directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.

ARTICLE VIII

TRUST INDENTURE; COMPANY CREDIT FACILITY

Section 8.1. Company’s Performance Under Indenture. The Company acknowledges receipt of the Indenture and approves of the terms thereof. The Company agrees, for the benefit of the owners from time to time of the Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.

Section 8.2. Company Credit Facility. The Company hereby covenants and agrees that it will deliver to the Trustee a true and correct copy of the Company Credit Facility, as the same may from time to time be modified, supplemented, amended, or amended and restated.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.1. Events of Default. Each of the following events shall constitute and is referred to in this Loan Agreement as an “Event of Default”:

(a) Failure by the Company to pay when due any payment required to be made under Section 5.2(a) or 5.2(d) hereof.

(b) Failure by the Company to observe and perform any material covenant, condition or agreement on its part to be observed or performed, other than as referred to in Section 9.1(a), which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, provided that if the Company is proceeding with reasonable diligence to remedy the same, then such sixty-day period shall be extended to such date as may be reasonably necessary to remedy such default. The Company shall not be deemed in breach or default of this Loan Agreement during such initial sixty-day cure period, nor (as long as the Company is proceeding with reasonable diligence as set forth above) during such extended cure period.

(c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Loan Agreement, or filing of any involuntary bankruptcy proceedings against the Company which is not timely contested by the Company, or a general assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors of such consequence as will impair its ability to carry out its obligations under this Loan Agreement, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of any bankruptcy act, or under any similar act which may hereafter be enacted. The term “dissolution or liquidation of the Company”, as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 6.1 hereof.

(d) The principal of all Bonds then outstanding and the interest accrued thereon shall be declared immediately due and payable pursuant to Section 11.2 of the Indenture.

Section 9.2. Force Majeure. The provisions of Section 9.1(b) hereof are subject to the following limitation: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the Government of the United States or of the State of Arkansas, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes, volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restrain of government and people; civil disturbances; explosions, breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 5.2(a), 5.2(d), 6.1 and 6.2 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use all reasonable efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the sole discretion of the Company unfavorable to the Company.

Section 9.3. Remedies on Default. Whenever any Event of Default hereunder shall have happened and be continuing, any one or more of the following remedial steps may be taken:

(a) The Issuer with the prior consent of the Trustee, or the Trustee, may at its option, and shall, if acceleration occurs or is declared pursuant to Section 1002 of the Indenture, declare all unpaid amounts payable under this Loan Agreement, together with interest, then due thereon, to be immediately due and payable, whereupon the same shall become due and payable.

(b) The Issuer with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to come due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.

Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every case the Issuer, the Company and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer, the Company and the Trustee shall continue as though no such proceeding has been taken.

Section 9.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article. Nothing in this Loan Agreement contained shall affect or impair the right of the Purchaser (so long as the Purchaser is owner of not less than 100% in aggregate principal amount of the Bonds) to institute in its own name any suit, action or proceeding in equity or at law for the enforcement of this Loan Agreement for any other remedy hereunder.

Section 9.5. Company to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Loan Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred.

Section 9.6. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer’s rights in and under this Loan Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder (other than the rights retained by the Issuer as set forth in Section 7.4).

Section 9.7. Rights of Credit Provider. Anything herein to the contrary notwithstanding, the Credit Provider shall, so long as the Credit Enhancement shall be in effect and there shall have been no Credit Provider Failure, have the right to direct the taking of actions and enforcement of remedies permitted by this Article IX, including, without limitation, the declaration of all unpaid amounts payable under this Loan Agreement to be immediately due and payable and the waiver of Events of Default.

ARTICLE X

REDEMPTION OF BONDS

Section 10.1. Optional Redemption of Bonds. The Company shall have and is hereby granted the option to prepay installments payable hereunder for the purpose of redeeming prior to maturity the Bonds, in whole or in part, pursuant to Sections 3.1, 3.2 and 3.3 of the Indenture.

Section 10.2. Extraordinary Optional Redemption of Bonds. The Company shall have and is hereby granted the option to prepay installments payable hereunder for the purpose of redeeming prior to maturity the Bonds, in whole or in part, pursuant to Section 3.4 of the Indenture.

Section 10.3. Mandatory Redemption of Bonds. The Company shall prepay installments payable hereunder for the purpose of redeeming prior to maturity the Bonds pursuant to Sections 3.5 and 3.6 of the Indenture.

Section 10.4. Amounts Payable by Company. (a) In the case of a prepayment for the redemption of the Bonds in whole pursuant to Sections 10.1, 10.2 or 10.3 hereof, the amount to be prepaid by the Company hereunder (which shall fully discharge the obligation of the Company to make Loan Payments hereunder) will be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to pay (i) the principal of all Bonds then outstanding, plus interest accrued and to accrue to the date upon which the Bonds will be redeemed, pursuant to the Indenture (or to reimburse the Credit Provider for the payment of such amounts), (ii) all reasonable and necessary fees and expenses of the Trustee and any paying agent accrued and to accrue through final payment of the Bonds, and (iii) all other liabilities of the Company accrued and to accrue under this Loan Agreement through final payment of the Bonds (or, in each case, to reimburse the Credit Provider for the payment of such amounts).

(b) In case of a prepayment for the redemption of the Bonds in part pursuant to Sections 10.1 or 10.3 hereof, the amount to be prepaid by the Company hereunder will be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to pay (i) the principal of all Bonds then being redeemed, plus interest accrued and to accrue to the date upon which the Bonds will be redeemed, pursuant to the Indenture (or to reimburse the Credit Provider for the payment of such amounts), (ii) all reasonable and necessary fees and expenses of the Trustee and any paying agent accrued and to accrue in connection with said redemption, and (iii) all other liabilities of the Company accrued and to accrue under this Loan Agreement in connection with said redemption (or, in each case, to reimburse the Credit Provider for the payment of such amounts).

(c) The Company agrees to and shall pay to the Trustee any amount required to be paid by it under this Section 10.4, and the Trustee shall be directed to use the moneys so paid to it to redeem the Bonds pursuant to the provisions of the Indenture (or to reimburse the Credit

Provider for the payment of such amounts). Any amount required to be paid under this Section 10.4, shall not be deemed to be paid until immediately available funds are received by the Trustee.

Section 10.5. Procedure for Exercise of Option. To exercise the option granted in this Article X, the Company shall give written notice to the Issuer and the Trustee which shall specify therein the date upon which redemption of the Bonds will be made. Such notice shall be given not less than five (5) Business Days prior to the date the Trustee shall be required to give notice of the call for any redemption to the registered owners of the Bonds under Section 3.7 of the Indenture. Upon receipt of such notice, the Issuer shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable provisions of the Indenture to effect redemption of all or part, as the case may be, of the Bonds on the earliest practicable date thereafter on which such redemption may be made under the applicable provisions of the Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Notices. Except as otherwise provided in this Loan Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when delivered by hand delivery or when the same has been mailed by registered or certified mail, postage prepaid, to the Issuer, the Company, the Trustee, the Credit Provider, or the Remarketing Agent. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee and the Credit Provider; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

Issuer:	City of Osceola, Arkansas
City Hall
316 West Hale Avenue
Osceola, Arkansas 72370
Attention: Mayor

Company:	Plum Point Energy Associates, LLC
c/o LS Power Development, LLC
Two Tower Center, 11th Floor
East Brunswick, New Jersey 08816
Attention: Treasurer

Trustee:	Regions Bank
400 West Capitol Avenue
Little Rock, Arkansas 72201
Attention: Corporate Trust Department

Credit Provider:	Credit Suisse, New York Branch
1 Madison Avenue
2nd Floor
New York, New York 10010
Attention: Finance Services Department

Remarketing Agent:	Goldman, Sachs & Co.
85 Broad Street, 24th Floor
New York, New York 10004
Attention: Municipal Money Markets Desk

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 11.2. Severability. If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

Section 11.3. Execution of Counterparts. This Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.4. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Trustee and Paying Agents (if any) in accordance with the Indenture, and (iii) all other amounts required to be paid under this Loan Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee to the Company or, if the Company Credit Facility is in effect, to the Company Credit Facility Revenue Account.

Section 11.5. Amendments, Changes and Modifications. Except as otherwise provided in this Loan Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), this Loan Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived, without the written consent of the Trustee and, if any of the foregoing purports to affect the rights or obligations of the Credit Provider, the Credit Provider.

Section 11.6. Governing Law. This Loan Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Arkansas.

Section 11.7. Company Representatives. A Company Representative shall act on behalf of the Company whenever the approval of the Company is required or the Company requests the Issuer to take some action, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

Section 11.8. No Personal Liability. No covenant or agreement contained in this Loan Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

Section 11.9. Parties in Interest. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Loan Agreement; provided, however, that any obligation of the Issuer created by or arising out of this Loan Agreement shall be payable solely out of the revenues derived from this Loan Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Loan Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer’s general credit. This Loan Agreement shall also inure to the benefit of the Credit Provider and the Liquidity Provider to the extent the Credit Provider and the Liquidity Provider are specifically given rights of approval, notice and consent hereunder and to such extent this Loan Agreement shall be enforceable by the Credit Provider and the Liquidity Provider so long as the Credit Enhancement and the Liquidity Facility, respectively, shall remain outstanding or the Company shall be indebted to the Credit Provider or the Liquidity Provider under the Reimbursement Agreement; provided, however, that anything herein to the contrary notwithstanding the Credit Provider’s rights hereunder shall be void upon the occurrence and continuance of a Credit Provider Failure, and the Liquidity Provider’s rights hereunder shall be void upon the occurrence and continuance of a Liquidity Provider Failure.

IN WITNESS WHEREOF, the Issuer and the Company have caused this Loan Agreement to be executed in their respective names, and the Issuer has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

CITY OF OSCEOLA, ARKANSAS

	By:	/s/ Illegible
ATTEST:		Mayor

/s/ Illegible
City Clerk

(SEAL)

PLUM POINT ENERGY ASSOCIATES, LLC

By:	/s/ Illegible
President
Title

EXHIBIT A

Description of Project

The Project consists of the Company’s undivided interest in various solid waste disposal facilities at an approximately 665 megawatt coal-fired electric generation plant to be known as the Plum Point Energy Station and located on a site adjacent to the Mississippi River approximately 2 miles south of Osceola, Arkansas, near the intersection of State Highway 198 and S. County Road 623 (former State Highway 239), and north of State Highway 198. As presently contemplated by the existing plans and specifications prepared by or on behalf of the Company, the Project generally will consist of the following facilities:

1. Solid Waste Collection and Disposal Facilities

(a) Bottom Ash, Economizer Ash, and Pyrites Handling Systems

(i) Bottom Ash Handling System

(ii) Economizer Ash Handling System

(iii) Pyrites Handling System

(b) Fly Ash Handling and Disposal System

(c) Spent Resin Recycling System

(i) Condensate Polisher Spent Resin Recycling System

(ii) Demineralized Water Spent Resin Recycling System

(d) Sludge Treatment System

(e) Wastewater Collection System

(f) Landfill

2. Sanitary Sewage System